UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 14, 2026

BAYFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	001-41068	59-3665079
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

700 Central Avenue		33701
St. Petersburg, Florida		(Zip Code)
(Address of principal executive offices)
(727) 440-6848
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class registered	Trading Symbol(s)	Name of exchange on which registered
Common Stock	BAFN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.
As a result of shareholder approval of Proposals 1 and 2 described below, and pursuant to an Exchange Agreement dated April 28, 2026, on July 14, 2026, BayFirst Financial Corp. (the "Company") exchanged 4,000 shares of Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series E owned by Kenneth R. Lehman for 11,428,000 shares of common stock. Such shares represent 42.38% of the outstanding common shares of the Company as of the date of hereof.
Pursuant to a Stock Purchase Agreement dated April 28, 2026, Mr. Lehman is entitled to designate one individual to be appointed to the Company’s and the Bank’s Boards of Directors. Mr. Lehman has indicated his intent to serve as a director on both Boards.
The Stock Purchase Agreement was filed as Exhibit 10.1 and the Exchange Agreement as Exhibit 10.4 to the Company’s Form 8-K filed on April 30, 2026.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Pursuant to Proposal 2 described below, on July 14, 2026, the Company’s shareholders approved the adoption of an amendment to the Company’s Articles of Incorporation. The amendment increased the number of authorized shares of common stock to 100,000,000. A copy of the amendment is filed as Exhibit 3.1 hereto.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Special Meeting of Shareholders (the “Special Meeting”) of the Company was held on July 14, 2026. There were a total of 4,106,905 shares of common stock outstanding as of the record date for the Special Meeting, of which 3,324,053 were present in person or by proxy at the meeting, representing 80.9% of the outstanding shares eligible to vote.
Proposal 1:
A proposal to approve of the issuance of shares of the Company’s common stock upon the conversion or exchange of shares of the Company’s recently issued Series D and Series E preferred stock was presented to the shareholders. The results of the shareholder vote on the proposal were as follows:

Number of Shares Voted For	Abstentions and Broker Non-Vote	Number of Shares Voted Withheld
2,401,615	910,047	12,391
Proposal 2:
A proposal to approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of the Company’s common stock from 15,000,000 to 100,000,000 was presented to the shareholders. The results of the shareholder vote on the proposal were as follows:

Number of Shares Voted For	Abstentions and Broker Non-Vote	Number of Shares Voted Withheld
3,239,088	67,417	17,548
Proposal 3.
Adjournment. A proposal to adjourn the BayFirst Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there were not sufficient votes at the time of the BayFirst Special Meeting to approve the BayFirst Board of Directors proposal (the “BayFirst adjournment proposal”). No adjournment of the Special Meeting was determined to be necessary or appropriate and, accordingly, the Special Meeting was not adjourned and proceeded to conclusion without consideration of a proposal to adjourn the Special Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Name	Filed Herewith
3.1	Article of Amendment to Articles of Incorporation of BayFirst Financial Corp.	*
10.1	Securities Purchase Agreement, dated April 28, 2026
10.4	Exchange Agreement (Exhibit J to Exhibit 10.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	*
.
The information in this report (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYFIRST FINANCIAL CORP.

Date:	July 16, 2026

By:	/s/ Scott J. McKim
Scott J. McKim
Chief Financial Officer